UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2024

Chromocell Therapeutics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-41964	86-3335449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Route 9 South, Suite 1000 Freehold, NJ	07728
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: 732-514-2636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CHRO	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors (the “Board”) of Chromocell Therapeutics Corporation (the “Company”) has appointed Francis Knuettel II as Chief Executive Officer of the Company, effective March 13, 2024. Mr. Knuettel will serve as the Company’s Chief Executive Officer until a successor is duly elected and qualified, unless sooner removed. In addition to his role as Chief Executive Officer of the Company, Mr. Knuettel will continue to serve in his capacity as Chief Financial Officer, Treasurer and Secretary of the Company.

Mr. Knuettel, 57, has served as the Company’s Interim Chief Executive Officer since July 2023, and as the Company’s Chief Financial Officer, Treasurer and Secretary since June 2022. Prior to that, from December 2020 to April 2022, he served as Chief Executive Officer and director of Unrivaled Brands, a California-based operator of cannabis assets in California and Oregon, where he helped grow revenue from an annualized rate of $10 million to $100 million in six quarters by acquiring three companies in the sector. He also served as Chief Financial Officer of ONE Cannabis Group from June 2019 to January 2021 and held various roles at MJardin Group, including Chief Strategy Officer, from August 2018 to January 2019. Prior to MJardin Group, Mr. Knuettel served as Chief Financial Officer of Aqua Metals in 2018 and held the same position at Marathon Patent Group from 2014 to 2018. During Mr. Knuettel’s career, he has helped raise more than $300 million via venture equity and debt, public equity and debt offerings in the United States and Canada, convertible debt, PIPEs, bridge loans and other instruments. In addition, he has managed more than 15 mergers and acquisition transactions of companies as both buyer and seller and has handled large-scale licensing transactions with fortune 50 companies. Mr. Knuettel also holds numerous board positions at both public and private companies, including ECOM Medical since 2019, Relativity Acquisition Corp. (Nasdaq: RACY) since 2022, and Capstone Technologies Group Inc (OTC: CATG) since 2023. Mr. Knuettel received his BA with honors in Economics from Tufts University and holds an MBA in Finance and Entrepreneurial Management from The Wharton School at the University of Pennsylvania.

Mr. Knuettel has advised the Company that he has no arrangements or understandings with any other person pursuant to which he was appointed Chief Executive Officer.  He also advised the Company that he has no family relationships with any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer of the Company.

Mr. Knuettel will continue to be employed by the Company under the same terms of the amended and restated consultant agreement, as amended, with the Company.

Item 8.01	Other Events.

On March 18, 2023, the Company issued a press release announcing the appointment of Mr. Knuettel as the Company’s Chief Executive Officer, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in such exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Chromocell Therapeutics Corporation, dated March 18, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2024	CHROMOCELL THERAPEUTICS CORPORATION

	By:	/s/ Francis Knuettel II
Name: Francis Knuettel II Title: Chief Executive Officer and Chief Financial Officer